News Release

PowerCold Announces Engagement of Malone & Bailey

as New Independent Audit Firm

San Antonio, TX, April 16, 2007 – PowerCold Corporation (PWCL.PK) announced today that the Company’s Board of Directors approved the selection of Malone & Bailey, PC as new independent registered accountants.  Malone & Bailey, PC will audit the fiscal years ending December 31, 2004, 2005 and 2006.

The Board of Directors has also adopted an Audit Committee Charter. Michael J. Willms was nominated and selected as the Chairperson of the Audit Committee by the Board of Directors on November 1, 2006. The board has determined Mr. Willms qualifies as an “audit committee financial expert” as defined by the SEC and is independent according to our independence standards.

PowerCold Corporation designs, develops and markets unique HVAC products and systems that convert dry cooling systems to evaporative cooling systems.  PowerCold's proprietary energy efficient products reduce power costs by up to 40% for air conditioning and refrigeration over air-cooled heat rejection.

Contact:

Randy Rutledge at 214-295-5072

Email:

pwcl@powercold.com

Website:

http://www.powercold.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including the inability to generate and secure the necessary product sale, or the lack of acceptance of the company’s products by its customers.  In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.